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As filed with the Securities and Exchange Commission on June 25, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT 4 TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VAN NUYS STUDIOS, INC.
(Name of small business issuer in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	7819 (Primary Standard Industrial Classification Code Number)	41-2047304 IRS Employer Identification Number

555 S. Flower Street, Suite 4670,
Los Angeles, CA 90071
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Alia S. Khan
Van Nuys Studios, Inc.
555 S. Flower Street, Suite 4670,
Los Angeles, CA 90071
(310) 394-8774
(Name, address, including zip code, and telephone number of
agent for service of process)

Copies to:

Oswald & Yap
16148 Sand Canyon Avenue
Irvine, CA 92618
(949) 788-8900

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Maximum aggregate offering price per share(1)	Maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.0001	2,954,333	$.12	$354,519.96	$32.62

Total	2,954,333	$.12	$354,519.96	$32.62

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) to the Securities Act of 1933, as amended. The selling stockholders will sell at a price $0.12 per share, provided that in the event that our shares become quoted on the OTC Bulletin Board or some other securities market, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement share thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 25, 2003

PROSPECTUS

2,954,333 SHARES OF COMMON STOCK

         This prospectus covers 2,954,333 shares of the common stock, of
Van Nuys Studios, Inc. The common stock will be sold solely
by the selling stockholders.

The selling stockholders may offer and sell the shares from time at $0.12 per share. In the event that our shares become quoted on the OTC Bulletin Board or some other securities market, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions.
There is no minimum investment amount.

Investing in our common stock involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. See "Risk Factors"
beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares are being offered as part of a continuous offering under Rule 415 of
Regulation C promulgated by the Securities and Exchange Commission. Our management expects that the shares will be sold within 2 years of the commencement of the offering and expects to update this Prospectus for any material changes to the company as needed.

Our principal executive offices are located at
555 S. Flower Street, Suite 4670, Los Angeles, CA 90071.
Our telephone number is (310) 394-8774

The date of this prospectus is                            , 2003

Van Nuys Studios, Inc.

Table of Contents

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

PROSPECTUS SUMMARY	1
RISK FACTORS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
TERMS OF THE OFFERING	5
DIVIDEND POLICY	6
DESCRIPTION OF BUSINESS	6
SELECTED FINANCIAL DATA	9
PLAN OF OPERATION	9
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	11
EXECUTIVE COMPENSATION	12
SELLING STOCKHOLDERS	13
DESCRIPTION OF SECURITIES	14
MARKET FOR COMMON EQUITY	16
PLAN OF DISTRIBUTION	16
LEGAL PROCEEDINGS	17
LEGAL MATTERS	17
EXPERTS	17
INDEMNIFICATION	17
WHERE YOU CAN FIND MORE INFORMATION	18
INDEX TO FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

        This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you. To better understand this offering, and for a more complete description of the offering, you should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus.

Van Nuys Studios, Inc.

        Currently we have no revenues, only minimal assets, and have incurred losses since our inception. We have relied solely on proceeds from the sale of our stock to fund our operations to date.

        We were incorporated in Delaware on June 19, 2002. We are a development stage company that plans to provide editing services to customers. Pursuant to our business plan, we initially rented studio facilities, including a sound stage and editing booths, that we had planned to rent out to customers. However, we terminated our tenancy of these facilities as we were unable to find paying customers. Currently, we are seeking to provide consulting services to customers seeking advice and expertise in producing low budget and digital productions If we are able to find paying customers, we hope to lease new facilities which we can rent to third party customers for use in recording and editing videos such as talk shows and interviews as well as for making audio recordings. .

        As of the present, we have no customers or clients. Our sole officer and director, Alia S. Khan, is meeting with potential customers and marketing our editing services.

The Selling Stockholders

        This prospectus has been prepared to register shares of common stock that were previously issued to stockholders in a private placement. A list of the securities being registered in this prospectus and the people and entities that own them appears in the "Selling Stockholders" section of this prospectus.

How To Contact Us

        Our executive office and warehouse facility is located at 555 S. Flower Street, Suite 4670, Los Angeles, CA 90071. Our telephone number is (310) 394-8774.

The Offering

Total shares outstanding prior to the offering	10,354,333
Shares being offered by selling stockholders	2,954,333
Total shares outstanding after the offering	10,354,333
Proceeds	We will not get any proceeds from this offering. All proceeds will go directly to the selling stockholders.

Additional Information

        In this prospectus, the terms "Van Nuys Studios" "we," "us," and "our" refer to Van Nuys Studios, Inc., a Delaware corporation, and, unless the context otherwise requires, "common stock" refers to the common stock, par value $.0001 per share, of Van Nuys Studios, Inc.

Summary Financial Data

        The following table sets forth our summary consolidated financial data. This information should be read in conjunction with the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

Summary Financial Data

        The following table sets forth selected financial data. This information should be read in conjunction with the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

	For the nine month period ended April 30, 2003	Fiscal year from June 19, 2002 (inception) through July 31, 2002	Cumulative from Inception (June 19, 2002) to April 30, 2003
	(unaudited)	(audited)	(unaudited)
Statement of Operations Data
Net revenue	$—	$—	$—
Operating expenses:	$161,578	$61,745	$223,323
Operating loss	$(161,578)	$(61,745)	$(223,323)
Net Loss	$(161,361)	$(62,534)	$(223,895)
Basic and diluted net loss per share	$(0.02)	$(0.01)
Basic and diluted weighted average share outstanding	8,100,000	8,100,000
As of January 31, 2003
(unaudited)
Balance Sheet Data:
Total assets	$41,125
Current liabilities	$11,000
Total stockholders' equity	$41,125

RISK FACTORS

        An investment in the common stock offered hereby involves a high degree of risk. In addition to the other information in this prospectus, you should consider carefully the risks described below before you decide to buy our common stock. These risk factors constitute all the material risks (excluding the risks faced by any typical issuer or offering) identified by our management that we face based on our business and the industry in which we operate. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Van Nuys Studios, Inc.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

        Our independent certified public accountant's report on our financial statements for the period from June 19, 2002 to July 31, 2002 contains an explanatory paragraph indicating that we had losses and negative cash flow that raise substantial doubt about our ability to continue as a going concern. We cannot assure you that any independent certified public accountant's report on our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of our operations. The existence of the explanatory paragraph may adversely affect our relationship with prospective customers and suppliers and could harm our business

We are a development stage company with no recorded revenues and a history of losses.

        We were incorporated on June 19, 2002, and have no operating history. This makes it difficult to evaluate our future performance and prospectus. We do not have any customers and have not yet generated any revenues for our consulting activities. Our prospectus must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. If we are unable to locate any customers and generate any revenues within the next twelve months, our management will consider discontinuing our business and possibly dissolving the company. If this were to happen, our investors would lose their entire investment.

We have no established public market for our stock.

        There is no established public market for the common stock being offered under this prospectus. We are not currently registered on the Over-the-Counter Bulletin Board system or any national exchange. While we intend to trade on the OTC Bulletin Board system, there is no guarantee that we will qualify to be listed on the OTC Bulletin Board system. Additionally, it is our understanding that the OTC Bulletin Board may be phased out in favor of a new exchange, the Bulletin Board Exchange. If and when, the Bulletin Board Exchange is implemented, there is no guarantee that we will qualify to be listed on this exchange.

We will need additional financing to fully implement our business plan, and if we fail to obtain additional funding we may not be able to continue our operations.

        We will need to raise additional capital to implement fully our business plan and establish adequate operations. We cannot assure you that we will be able to recover additional public or private financing, including debt or equity financing, as needed, or, if available, on terms favorable to us. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

Since our common stock has never been traded, prices for the common stock may decline after the offering.

        There is no public market for our common stock and we cannot assure you that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. We have not engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. If a market should develop, the price may be highly volatile. In addition, an active trading market for our common stock may not develop or be sustained.

Applicability of "penny stock rules" to broker-dealer sales of our common stock could have a negative effect on the liquidity and market price of our common stock.

        Our common stock is not quoted on any exchange or on NASDAQ, and no other exemptions currently apply. Therefore, the SEC "penny stock" rules govern the trading in our common stock. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with the following:

  •
  a risk disclosure document,

  •
  disclosure of market quotations, if any,

  •
  disclosure of the compensation of the broker and its salespersons in the transaction, and

  •
  monthly account statements showing the market values of our securities held in the customer's accounts.

        The broker must provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer's confirmation. Generally, brokers subject to the "penny stock" rules when effecting transactions in our securities may be less willing to do so. This may make it more difficult for investors to dispose of our common stock. In addition, the broker prepares the information provided to the broker's customer. Because we do not prepare the information, we cannot assure you that such information is accurate, complete or current.

We are dependent on our sole officer, director and employee, Alia S. Khan.

        Our success is dependent upon the efforts and active participation of our sole officer, director and employee, Alia S. Khan. The loss of the services of Alia S. Khan would immediately and adversely affect our ability to operate. The Company has no key person life insurance on Alia S. Khan and does not expect to obtain such insurance in the near future.

We may lose offices on short notice, leading to the failure of the company and the loss of your entire investment.

        We currently operate out of the offices of one of our shareholders, Manhattan Capital Partners, LLC in Los Angeles, California, at 555 S. Flower Street, Suite 4670, Lost Angeles, CA 90071. This space is provided to us by Manhattan Capital Partners, LLC on a rent-free basis. We only have a temporary verbal license, revocable at any time, from Manhattan Capital Partners, LLC to use this office space. If that license is revoked, we would need to find an alternative office space and we May not have the resources to do so. Therefore, if we lose our current office space, we may need to shut down and you may lose your entire investment.

We will find it difficult to obtain customers because we do not have our own studio facilities, increasing the likelihood that the company will fail and you will lose your entire investment.

        We have vacated our former studio facilities in order to cut overhead expenses, and therefore if we are able to find paying customers for our services, we will need to rent studio facilities in order to complete any ordered work. We may not be able to locate studio facilities that we can rent on short notice and our lack of studio facilities will likely impede our ability to find paying customers. If we do not obtain paying customers, our company may fail, leading to the loss of your entire investment.

Our sole officer, director and employee has no experience in managing a studio.

        Alia S. Khan is our sole officer, director and employee and she has no experience in running or managing a studio. This lack of experience may be detrimental to our ability to succeed in the studio business.

Our Management and Affiliates Have Significant Control of Our Management and Affairs, Which They Could Exercise Against Your Best Interest.

        Our sole officer and director, Alia S. Khan, together with our affiliates, control over 67% of our issued and outstanding common stock, giving them the ability to control all matters submitted to our stockholders for approval and to control our management and affairs. Matters that would require stockholder approval include the following:

  •
  election and removal of directors;

  •
  merger or consolidation of our company; and

  •
  sale of all or substantially all of our assets.

Our share price may be adversely affected by shares becoming free-trading pursuant to Rule 144.

        Currently, all of our outstanding shares are "restricted securities" as defined by Rule 144 promulgated by the SEC. Commencing in June of 2003, our outstanding shares will start becoming eligible for resale pursuant to Rule 144. If existing shareholders sell their shares under Rule 144, this would likely have a ad adverse effect on the market value of our shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in "Risk factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

TERMS OF THE OFFERING

        The selling stockholders will sell their shares from time to time at a price of $0.12 per share, provided that in the event that our shares become quoted on the OTC Bulletin Board or some other securities market, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions. Such transactions may or may not involve NASD licensed broker-dealers. There is no minimum investment amount.

        The selling stockholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

        Each selling shareholder and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

        The shares are being offered as part of a continuous offering under Rule 415 of Regulation C promulgated by the Securities and Exchange Commission. Our management expects that the shares will be sold within 2 years of the commencement of the offering and expects to update this Prospectus for any material changes to the company as needed.

        We have notified the selling stockholders of the prospectus delivery requirements for sales made pursuant to this prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

        Selling stockholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such rule. All 10,504,33 shares of our common stock that are currently issued and outstanding will become eligible for sale under Rule 144 in June, July and August of 2003.

DIVIDEND POLICY

        We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business

DESCRIPTION OF BUSINESS

        We were incorporated in the State of Delaware on June 19, 2002. We are a development stage company that plans to operate a sound stage to record talk shows, interviews and other video items that require minimal movement of people in front of the camera.

        Currently we have no revenues, only minimal assets, and have incurred losses since our inception. We have relied solely on proceeds from the sale of our stock to fund our operations to date.

        On our inception, we issued 8,100,000 shares to our founders. These founders are Alia S. Khan, Abdul S. Khan, Manhattan Capital Partners, LLC, Rowley Corporation, ZT Global, Inc. and Samar Khan. Alia Khan is Abdul Khan's daughter. As we did not have any assets at the time of our formation, the founders received these shares for no consideration.

        We raised our operating capital by selling approximately 2,404,333 shares of stock to approximately 37 investors from June 28, 2002 to September 20 2002, for a total of $272,020. 825,000 of these shares were sold at $0.10 per share and 1,579,333 of these shares were sold at $0.12 per share. Subsequently we cancelled 150,000 shares sold in this private placement due to non-payment of the purchase price for these shares by 2 investors. Therefore, we raised a total of $254,020 in this private placement.

        Pursuant to a consulting agreement that we entered into with Manhattan West, Inc. on June 1, 2002, Manhattan West located the site of our former offices and studio facilities, had the premises renovated and set up our telephones, utilities and computers. This consulting agreement had an initial term of six months. After the initial six month term, the agreement provided for automatic renewal for one month terms until by written notice of one of the parties. This agreement was terminated on

November 30, 2002, by mutual consent of both parties. The agreement provided for Manhattan West to advise and assist us in creating our corporate structure, organization, marketing strategy and in exploring strategic alliances and business projects on an international basis, however, the agreement barred Manhattan West from assisting in any fundraising or any other matters involving the stock or debt placements. Under this agreement, Manhattan West assisted us in establishing our former studio facilities, including assisting with the purchase of furniture, setting up of computers, phone systems, and introducing us to potential business development sources. In return for these services, we paid Manhattan West $36,000 in cash. The source of these funds was our private placement of our stock from June 28, 2002 through September 20, 2002.

        Prior to us opening our own bank account, Manhattan West held some of the funds we raised in our private placement in its own bank account in trust for us. The $36,000 received by Manhattan West for its services to us were paid out of these funds. The remainder of the funds held in trust were either paid to us or used to pay expenses incurred on our behalf. No interest was paid to us by Manhattan West on the funds that it held in trust for us. See "Security Ownership Of Certain Beneficial Owners."

        In July 2002, we rented an 1,800-foot facility in Van Nuys, California and installed a sound stage that were intended to be used for shooting talk shows and interviews, as well as two booths that could be used for audio recording. We intended to rent these facilities to outside producers. In addition we planned to produce audio recordings and edit digital movies on a contract basis. However, as we were not able to find customers for our facilities, we terminated our tenancy of these facilities in January 2003 and we are now operating the company out of the office of one of our founding shareholders, Manhattan Capital Partners, LLC.

        We have moved our video editing equipment to Concept One Broadcasting Network, located at 765 State College Blvd., Suite G., Fullerton, CA 92381. Under an oral agreement Concept One Broadcasting Network will pay us $25 per hour for the use of our equipment. Concept One Broadcasting Network is not affiliated with us or our principals.

        Alia S. Khan, our sole officer and director, does not have any prior experience in operating a recording studio or sound stage. However, Ms. Khan, has worked on independent projects, where she has supervised the entire production process, and she believes that she has extensive enough relationships in the entertainment industry to prospect for potential clients.

Business Strategy

        Our management believes that with the fast-evolving digital movie industry, it has become increasingly easier for groups with limited budgets to produce commercial grade content. In the opinion of our management, a unique niche exists to offer services to this sector as these groups cannot typically afford or get access to major studios, post production facilities, of even sets to shoot on. Our management also believes that there will be a growing trend of corporations shooting "corporate videos" for stockholders, potential customers, and for advertising purposes and we are positioning ourselves to offer such services. Our management bases its beliefs on feedback from preliminary discussions and meetings with prospective clients, as well as employees and owners of existing post-production facilities, not from any published research. Additionally our management has observed the growth of other post-production companies in the area, such as Pacific Ocean Post in Santa Monica.

        We are not aware of any other company that is looking to set up "mini studios" in key geographic locations. Although our initial attempt at establishing such a "mini-studio" has failed, we believe that if we are able to find customers we may be still able to proceed with our business plan.

        Ms. Khan is currently setting up one-on-one meetings with potential customers and offering our services for their consideration. Our inability to raise any revenues has impacted our ability to market our services more effectively as we lack the funds to launch media advertisements. Additionally, our losing our studio facilities makes us less attractive to potential customers, although our management believes that we can quickly lease any needed equipment once we retain a customer.

        Currently, Alia S. Khan is working out of the offices of Manhattan Capital Partners, LLC in Los Angeles and attempting to market our services. We have not been able to find any customers for our services yet and there is no guarantee that we will ever be able to find any customers and generate any revenues.

Competition

        We face numerous competitors in our industry ranging from large post-production companies as Pacific Ocean Post and publicly traded Laser Pacific (NASDAQ: LPAC) to a high number of small independently owned post-production businesses. We believe that competition in our industry is primarily based on price and we hope to offer our services for less than many of our competitors.

        We believe that once we locate customers, we can offer our services for lower prices than competitors by taking a "self-service" instead of "full service" approach. Our strategy will be to keep our overhead to a minimum by providing the hardware and location that film makers need, but not the labor. The labor will either be hired by our customers on a per contract basis or provided by their own employees. This will reduce our costs and thus we should be able to charge less for our services and still achieve profitability. Most of the competitors we are aware of have a higher overhead and more personnel then us.

        The studio business is very competitive with many companies competing on the basis of price and quality. We are just starting our business, do not have any facilities, have only minimal operating capital and do not have any customers. Therefore it will be extremely difficult for us to compete against established studios with existing client bases, many of which are much larger than we are and better financed.

Employees

        We have only one employee, Alia S. Khan, our President, Treasurer, and Secretary. She will handle all of our operations. We will use contract labor and subcontractors as needed.

Government Regulation

        We are not subject to any unique government regulations other than general government regulations applicable to most businesses, and therefore we do not anticipate government regulations having any significant impact on our business operations.

Customers

        We currently have no clients or customers using our services

Principal Suppliers

        We do not have any principal suppliers.

Legal Proceedings

        We are not a party to any legal proceeding or litigation, and none of our property is the subject of a pending legal proceeding. Further, our sole officer and director knows of no legal proceedings against us or our property contemplated by any person, entity or government authority.

Principal Office

        We terminated our tenancy for the facilities that we were renting in Van Nuys from Chandler Associates and now operate out of the offices of one of our founding shareholders, Manhattan Capital Partners, LLC, located at 555 S. Flower Street, Suite 4670, Los Angeles, CA 90071. Our use of these offices is rent-free pursuant to a verbal agreement with Manhattan Capital Partners, LLC that can be terminated at any time without prior notice. Our offices are very minimal: we only have the use of a desk and phone for Alia S. Khan and permission to use the offices for meetings.

SELECTED FINANCIAL DATA

  Summary Financial Data

        The following table sets forth selected financial data. This information should be read in conjunction with the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

	For the nine month period ended April 30, 2003	Fiscal year from June 19, 2002 (inception) through July 31, 2002	Cumulative from Inception (June 19, 2002) to April 30, 2003
	(unaudited)	(audited)	(unaudited)
Statement of Operations Data
Net revenue	$—	$—	$—
Operating expenses:	$161,578	$61,745	$223,323
Operating loss	$(161,578)	$(61,745)	$(223,323)
Net Loss	$(161,361)	$(62,534)	$(223,895)
Basic and diluted net loss per share	$(0.02)	$(0.01)
Basic and diluted weighted average share outstanding	8,100,000	8,100,000
As of January 31, 2003
(unaudited)
Balance Sheet Data:
Total assets	$41,125
Current liabilities	$11,000
Total stockholders' equity	$41,125

Financial condition from results of operations—Nine-month period ended April 30, 2003 compared to the Fiscal Year from inception (June 19, 2002) through July 31, 2002

        Our operating expenses increased from $61,745 in fiscal year ended July 31, 2002 compared to $161,578 in the nine-month period ended January 31, 2003. This is mainly due to the periods of expenses being 1 1/2 months in July 31, 2002 compared to nine months in January 31, 2003. In addition, we started a new consulting agreement with 1st Step on July 25, 2002 and paid $38,500 for services.

PLAN OF OPERATION

        You should read the following plan of operation together with our financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on page 3 and elsewhere in this prospectus.

Plan of Operation

        At our inception, it was our goal to have a studio facility operating at capacity by the end of our first year.

        Our sole officer and director, Alia S. Khan is currently our only employee and is attempting to locate customers for us. On July 25, 2002, we entered into a Co-Marketing Agreement retaining a consulting firm, 1st Step, Inc., to assist us with our marketing as a non-exclusive authorized representative of the company. In return for these services, the agreement required us to pay 1st Step, Inc. a one-time nonrefundable engagement fee of $40,000, which we have paid in full. To date, we have paid $38,500 of the $40,000 owed to 1st Step as follows: $20,000 on August 2, 2002, $10,000 on August 26, 2002, and $8,500 on January 30, 2003. 1st Step, Inc. is also entitled to a 10% commission on the net sales price of any services sold to a customer that they referred to us. Additionally once we are providing services, 1st Step, Inc. will be entitled to receive such services from us at a 20% discount from our then-listed prices. This agreement has a term of one year and is renewable for additional one-year terms on the mutual consent of the parties.

        1st Step made introductions on our behalf to potential customers in the entertainment industry but unfortunately none of those relationships converted into revenue generating customers. We do not intend to renew the agreement with 1st Step when the initial one-year term of our agreement with 1st Step expires in July 2003. If we were to renew the agreement with 1st Step for an additional year, our management does not believe any additional engagement fee would be required, however 1st Step would be entitled to receive a 10% commission on the net sales price of any services sold to a customer that they referred to us for the renewal term.

        We had planned to be generating $7,000 per month in revenues by March 2003 but we have not been able to find any paying customers. We believe that our inability to meet this goal was due primarily to two factors:

  •
  A weak local economy. One of primary targets was to provide studio services for the production of corporate videos. Due to the weak economy we have found that many of the corporations we have targeted are currently not willing to spend the capital on expenditures such as corporate videos and are instead either cutting down their marketing budgets or deploying them in other areas

  •
  Our difficulty in penetrating entertainment circles and reaching enough prospective customers. We have discovered that at many of the companies we have approached within the entertainment industry that in deciding whether to retain us to provide services they must undergo a long decision-making process involving multiple people. Although Alia Khan has contacts in the entertainment industry, we are finding that it has been difficult to approach the proper decision makers unless we have an introduction. We are attempting to cultivate relationships with key individuals at companies that are potential customers that will allow us to give formal presentations.

        As we have been unsuccessful in bringing in revenues to date, we have taken the following steps:

  •
  Eliminated virtually all overhead by shutting down our studio facilities and moving our principal office within one of our founding shareholder's offices.

  •
  Stopped paying a draw to Alia S. Khan.

  •
  Moved our video editing equipment to the studio facilities of Concept One Broadcasting Network, which will pay us for this equipment on a per use basis pursuant to an oral agreement.

        We have also postponed implementing plans to set up a smaller studio until we either get additional financing or we get a paying customer. However, we plan to continue with our marketing efforts to bring in customers seeking advice and expertise in producing low budget and digital productions. We do not intend to increase expenditures for marketing at this time and will instead continue to rely on 1st Step, Inc. for prospective customer leads. Alia S. Khan will then meet with such leads and attempt to convert them into customers. If we are ever successful in getting customers, we intend to sub contract most of the work and thus keep a lower margin of profits for ourselves.

        After the loss of our studio facility, we have been focusing our efforts on marketing the company more as a facilitator and organizer of production efforts whereby if the company is retained, we will do all the coordination of securing studio facilities and production and editing equipment. Our management believes that with the relationships that Ms. Khan has developed in the entertainment industry, we can still offer a more cost-effective solution to smaller budget productions then the more mainstream companies can.

        We do not anticipate hiring any additional employees for the foreseeable future. Instead, we intend to engage independent contractors as needed.

        At this time, we do not anticipate any significant expenditure for equipment or for establishing new facilities over the next twelve months. We have also amended our agreement with Alia Khan whereby she is no longer entitled to a draw and will only receive a 10% commission on any revenues she brings into the company. Therefore, as we are not paying salaries or office overhead, we anticipate keeping our total overhead expenses under $6,000 per month. As part of our strategy of offering services is to outsource any required labor and basically make the majority of our income from rental of studio space or equipment, we do not foresee any dramatic increase in our monthly overhead, regardless of the mount of revenues we generate.

        We do not anticipate any need to raise additional funds during the next twelve months. We have generated $254,020 from the private placement of restricted common stock we made from June 28, 2002 to September 20, 2002 to 37 accredited investors. (See "Description of Business"). As of April 30, 2003, we had $388 in cash remaining.

        Because we have minimized our expenses, we believe that the remaining proceeds from the private placement will be adequate to cover our costs and expenses through the next twelve months. In the event that we do need additional funds for any reason, it would be our intention to raise these funds by seeking loans from individuals and not through a private placement of our stock. However, we do not have any commitments from any individuals to provide loans to us and there is no guarantee that we would be successful in obtaining any such loans. Our management has not agreed to provide any future funding for the company at this time.

        If we are unable to locate any customers and generate any revenues within the next twelve months, our management will consider discontinuing our business and possibly dissolving the company. If this were to happen, our investors would lose their entire investment.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

        The sole director and officer of Van Nuys Studios, Inc. and her age are as follows:

Name	Age	Position
Alia S. Khan	34	President, Treasurer, Secretary, Director

        Alia S. Khan was elected as the sole director to serve until the next annual meeting of stockholders and until her successors have been elected and have qualified. As our sole officer, Alia S. Khan is appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until her successors have been elected and qualified.

Alia S. Khan—President Treasurer, Secretary, Director. Prior to joining Van Nuys Studios in June 2002,, Ms. Khan, founded ACO International and ICE Labs Inc., through which she worked in various aspects of the entertainment industry ranging from product marketing to production. From May, 2000 to December, 2001, Ms. Khan served as the Chief Executive Officer of ICElabs, Inc, developing marketing campaigns for entertainment companies and studios including David E. Kelly and Universal Studios. From January, 1997 to December 1999 Ms. Khan served as the President and Chief Executive Officer of ACO International, producing English language programs for the teen market and women's market for a number of companies, including STAR-TV, MTV Asia, and Zee TV. From January to August 1997, Ms. Khan marketed women's personal care products on infomercials, QVC, and other direct media platforms for ACO International.

EXECUTIVE COMPENSATION

Summary of Compensation

        Our President, Secretary and Treasurer, Alia S. Khan is entitled to 10% of gross revenues if and when we receive revenues from August 1, 2002 through January 14, 2003. From August 1, 2002 through January 14, 2002, she was also entitled to advances of $3,500 per month. Additionally, she received 2,000,000 restricted shares for no consideration as one of our founders, prior to entering into her employment agreement with us. At the time Alia S. Khan received these shares, they had no cash value because the company did not have any assets or operations. We have not made grants of options or SAR grants since our inception.

Officer Services Agreement

        We have an Officer Services Agreement with Alia S. Khan, our President, Secretary and Treasurer, dated July 1, 2002. This agreement has a term of one year, commencing on August 1, 2002, but is renewable for additional years. This agreement provides for Ms. Khan to receive 10% of our gross revenues, provided she was entitled to advances of $3,500 per month for the term of the agreement regardless of whether we have any gross revenues or not. There is no severance provision. The agreement allows us to terminate Ms. Khan at any time with or without cause. On January 14, 2003, we executed an Amendment to Officer Services Agreement with Ms. Khan that discontinued her right to receive any advances.

Compensation of Director

        Presently, Alia S. Khan is not compensated for attending Board meetings, but is reimbursed for any associated expenses in connection with her duties as the sole director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information concerning the beneficial ownership of our common shares as of November 22, 2002, for (i) each current director and each nominee for director (ii) each officer of Van Nuys Studios, Inc., (iii) all persons known by us to beneficially own more than 5% of the outstanding shares of Van Nuys Studios, Inc. shares, and (iv) all officers and directors of Van Nuys Studios, Inc. as a group.

        Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table or family members have sole voting and investment power with respect to all shares owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage of ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised. As of the date of this Registration Statement, no options, warrants or rights to acquire shares have been granted.

Name and Address of Beneficial Owner	Number and Address of Shares Beneficially Owned	Percentage of Total
Alia S Khan(1), President, President, Secretary, Treasurer, Director C/o Van Nuys Studios, Inc., 555 S. Flower Street, Suite 4670, Lost Angeles, CA 90071	2,000,000	19.3%
Total Number of shares beneficially held by all officers and directors as a group (1 individual)	2,000,000	19.3%
Abdul S. Khan(1) C/o Van Nuys Studios, Inc., 555 S. Flower Street, Suite 4670, Lost Angeles, CA 90071	2,600,000	25.1%
Manhattan Capital Partners, LLC (2) C/o Van Nuys Studios, Inc., 555 S. Flower Street, Suite 4670, Lost Angeles, CA 90071	1,500,000	14.5%
Rowley Corporation (3) C/o Van Nuys Studios, Inc., 555 S. Flower Street, Suite 4670, Lost Angeles, CA 90071	800,000	7.7%

(1)
Alia S. Khan is the daughter of Abdul S. Khan.

(2)
Manhattan Capital Partners, LLC is a limited liability company whose managing member is Bill Cheung. Its former managing members included: Shaun Edwardes Khalid El Saadi, and Samar Khan (the sister-in-law of Alia Khan.

(3)
The sole stockholder of Rowley Corporation is Syed Tauqeer Ahmed.

SELLING STOCKHOLDERS

        All of our shares of common stock offered under prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus

        All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any attributable to the sale of shares by selling stockholders will be borne by such holders.

        The selling stockholders are offering a total of 2,954,333 shares of our stock common stock. The selling stockholders are not affiliated with broker-dealers. The following table sets forth:

  a.
  the name of each person who is a selling stockholder;

  b.
  the number of securities owned by each such person at the time of this offering; and

  c.
  the number of shares of common stock such person will own after the completion of this offering.

        The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.

		Shares Owned Prior To The Offering		Shares Owned After The Offering
Selling Stockholder	No. of Shares Offered
		Number	Percentage	Number	Percentage
Rowley Corporation(1)	600,000	600,000	5.8%	0	0%
ZT Global, Inc.(2)	100,000	100,000	*	0	0%
Anwer Khan	100,000	100,000	*	0	0%
Graves-McCaskill Family Trust Brad Taylor Graves and Terry L. McCaskill TTEES	50,000	50,000	*	0	0%
John Cutrone CUST FBO Samantha Cutrone	50,000	50,000	*	0	0%
John Cutrone	100,000	100,000	*	0	0%
Maryam Abbasi Rafat A. Abbasi	100,000	100,000	*	0	0%
Mahin M. Samadani	10,000	10,000	*	0	0%
Yuman Pirzada	100,000	100,000	*	0	0%
West U Serenseti	100,000	100,000	*	0	0%
Ayesha Hakki	25,000	25,000	*	0	0%
Aman A. Tafar	100,000	100,000	*	0	0%
Nazim Thawer	150,000	150,000	1.4%	0	0%
Perin Thawer	100,000	100,000	*	0	0%
Afshan Charania & Perveen Charania	100,000	100,000	*	0	0%
Little York Dental	50,000	50,000	*	0	0%
Syed Imtiaz Anwar	100,000	100,000	*	0	0%
Nizar Jiwa	50,000	50,000	*	0	0%
Amir O. Khan	150,000	150,000	1.4%	0	0%
Munaf Kadri	50,000	50,000	*	0	0%
Ali Basit Tehmina Basit	20,000	20,000	*	0	0%
Raza Pasha	21,000	21,000	*	0	0%
Abe Bhimani	100,000	100,000	*	0	0%
Camille Treacy	83,333	83,333	*	0	0%
Raihan Haque, M.D.	50,000	50,000	*	0	0%
Habib Rawjee	50,000	50,000	*	0	0%
Kwie Chen Wang	30,000	30,000	*	0	0%
Veronica Pouttu	10,000	10,000	*	0	0%
Allan Trachtenberg	50,000	50,000	*	0	0%
Be How Wang	30,000	30,000	*	0	0%
Penney P. Chou	10,000	10,000	*	0	0%
Ali Ebrahim	50,000	50,000	*	0	0%
Dennis Daniel Odwyer	30,000	30,000	*	0	0%
Alex Zaks	100,000	100,000	*	0	0%
Maria De Jesus Torres	5,000	5,000	*	0	0%
Holly M. Gord	50,000	50,000	*	0	0%
Mei-Ling Wang	30,000	30,000	*	0	0%
Wahid Mirza	50,000	50,000	*	0	0%
TOTAL	2,954,333	2,954,333	28.5%	0	0%

*
less than 1%.

(1)
Rowley Corporation was a founder of the Company.

(2)
ZT Global Inc. was a founder of the Company.

DESCRIPTION OF SECURITIES

General

        Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.0001 and 10,000,000 shares of preferred stock, par value $.0001, of which respectively 10,354,333 and 0 are issued and outstanding as of March 21, 2003.

Common Stock

        All of our authorized voting common shares are of the same class and, once issued, rank equally as to dividends, voting powers and participation in assets. Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the stockholders. Holders of common shares are entitled to receive such dividends as may be declared from time to time by our sole director, in her discretion, out of funds legally available therefrom. No shares have been issued subject to call or assessment. There are no preemptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds, nor any cumulative voting rights. Our sole director may from time to time declare and authorize payment of dividends, as she may deem advisable. Subject to the rights of members, all dividends on shares shall be declared and paid according to the number of shares held. No dividends have been declared since incorporation.

Preferred Stock

        Our sole director has the authority, without action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. The effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in the control of the company without further action by the stockholders.

Delaware Anti-Takeover Law Provisions

        As a Delaware corporation, we are subject to Section 203 of the General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owing 15% or more of a Delaware corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with such Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by the directors who are also officers of the corporation and by certain employee stock plans), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the public announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the corporation's board of directors and if such business combination is approved by a majority of the board members who were directors prior to any person becoming an interested stockholder. The provisions of Section 203 requiring a super-majority vote to approve certain corporate transactions could have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in the payment of a premium over market price or changes in control or management of Van Nuys Studios, Inc.

Transfer Agent and Registrar

        Our Transfer Agent and Registrar for our shares of common stock is Public Ease at 7720 B El Camino Real, Carlsbad, California 92009.

Reports to Stockholders

        We intend to furnish annual reports to stockholders, which will include certified financial statements reported on by our certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders pursuant to the federal securities laws.

MARKET FOR COMMON EQUITY

        Immediately prior to this offering, there was no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the market price of our common stock. We have 10,354,333 outstanding shares of common stock, including the 2,954,333 shares of common stock offered with this prospectus.

        We intend to attempt to have our shares of common stock quoted on the Over the Counter Bulletin Board (OTCBB). However, there is no assurance that we will find a broker willing to file the Form 211 necessary for our shares to be considered for quotation on the OTCBB or that our shares will qualify to be listed on the OTCBB if a Form 211 is filed. It is our understanding that the OTCBB may be phased out in favor of a new exchange, the Bulletin Board Exchange. If and when the Bulletin Board Exchange is implemented, there is no guarantee that we will qualify to be listed on this exchange.

        We have approximately 45 holders of our common stock. There are no outstanding options or warrants to purchase, or securities convertible into our common shares.

        All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be subject to the limitations and restrictions that are described below.

        All of our currently outstanding shares are "restricted securities and, in the future, may be sold upon compliance with Rule 144. Adopted under the Securities Act of 1933, as amended, Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of our issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of Van Nuys Studios, Inc. may sell is not so limited, since non-affiliates may sell without volume limitation.

        Upon the completion of this offering, if all the shares registered in this prospectus are sold, we will have 7,400,000 shares which will be "restricted securities." These 7,400,000 "restricted securities" become eligible for sale under Rule 144 in June, July and August of 2003.

PLAN OF DISTRIBUTION

        The Shares will be offered and sold by the selling stockholders for their own accounts. We will not receive any of the proceeds from the sale of the Shares pursuant to this prospectus. We will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and fees of underwriters, dealers, or agents. See "Terms of the Offering."

        The selling stockholders may offer and sell the shares from time in negotiated transactions at $0.12 per share. In the event that our shares become quoted on the OTC Bulletin Board or some other securities market, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions. The selling stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor are there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the selling stockholders. Sales may be made directly or to or through broker-dealers who may received compensation in the for of discounts, concessions, or commissions from the selling stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation for a particular broker-dealer may be in excess of customary commissions. In the event that any selling shareholder enters into an agreement to sell it shares to a broker-dealer acting as a principal and such broker-dealer is acting as an underwriter, we will file a post-effective amendment to this registration statement identifying the broker-dealer, providing additional required information on the plan of distribution, revising the disclosures, and including the agreement as an exhibit.

        Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the selling stockholders.

        Selling stockholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

LEGAL PROCEEDINGS

        We are not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

LEGAL MATTERS

        The legality of the securities offered hereby has been passed upon by Oswald & Yap, a professional corporation, Irvine, California.

EXPERTS

        Certain of the financial statements of Van Nuys Studios, Inc. included in these prospectuses and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Kabani Company, Inc., independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.

INDEMNIFICATION

        Our certificate of incorporation and by-laws provide that a director of Van Nuys Studios, Inc. will not be personally liable to Van Nuys Studios, Inc. or our stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law, however, this provision does not eliminate or limit the liability of a director of our company (i) for breach of the director's duty of loyalty to Van Nuys Studios, Inc. or our stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions), (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the Federal securities laws.

        Our certificate of incorporation also provides for indemnification to the fullest extent provided by Section 145 of the Delaware Corporation Laws.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On June 19, 2002 we issued a total of 8,100,000 founder's shares for no consideration as follows: We issued 2,000,000 shares to Alia S. Khan, 3,000,000 shares to Abdul S. Khan, 1,500,000 shares to Manhattan Capital Partners, LLC, 600,000 shares to Rowley Corporation, 100,000 shares to ZT Global, Inc, and 900,000 shares to Samar Khan. Alia S. Khan is the daughter of Abdul S. Khan. Manhattan Capital Partners, LLC is a limited liability company whose managing members include: Shaun Edwardes, Bill Cheung, Khalid El Saadi, and Samar Khan (the sister-in-law of Alia Khan. The sole stockholder of Rowley Corporation is Syed Tauqeer Ahmed. The controlling officer and director of ZT Global Inc. is Taseer Badar.

        At the commencement of our private placement of our common stock on June 28, 2002, we did not yet have our own corporate bank account. Consequently, proceeds from some of the first sales in this private placement were held in an account of Manhattan West, Inc. at the request of Alia S. Khan, our sole officer and director. Manhattan West was acting solely as a trustee of these funds while we set up our bank account. Manhattan West did not act as an agent or finder and had no involvement in the raising of the capital, nor was it paid for its services. Of the funds held by Manhattan West, $36,000 were used to pay Manhattan West for services rendered pursuant to a written consulting agreement that we entered into with Manhattan West, Inc. The remaining funds were paid to us or used to pay for expenses that we incurred. Pursuant to the consulting agreement, Manhattan West advised and assisted us in creating our corporate structure, organization, marketing strategy and in exploring strategic alliances and business projects. See "Description of Business." The CEO of Manhattan West, Inc., Tariq Khan, is a brother of Alia S. Khan.

        On July 1, 2002, we entered into an employment agreement with Alia S. Khan, our President, Secretary and Treasurer and sole director, dated July 1, 2002. Alia S. Khan is also one of our founders and holds 2,000,000 shares of our common stock.

        On July 25, 2002, we entered into a Co-Marketing Agreement with 1st Step, Inc. Our sole officer and director, Alia S. Khan, owns 30,000 shares of 1st Step, Inc. common stock. Bill Cheung, a shareholder, director and the Chief Financial Officer of 1st Step, Inc., is also the managing member of Manhattan Capital Partners, LLC which is one of our founding shareholders and holds 1,500,000 of our common stock. Shaun Edwardes, a shareholder, director and consultant of 1st Step, Inc., is a former managing member of Manhattan Capital Partners, LLC. Additionally, some of our other shareholders are also shareholders of 1st Step, Inc.

WHERE YOU CAN FIND MORE INFORMATION

        We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

 VAN NUYS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Independent Auditor's Report	F-2
Balance Sheet as of July 31, 2002	F-3
Statement of Operations June 22, 2002 (Inception) to July 31, 2002	F-4
Statement of Changes in Stockholders' Equity as of July 31, 2002	F-5
Statement of Cash Flows June 19, 2002 (Inception) to July 31, 2002	F-6
Notes to Financial Statements	F-7
Balance Sheet as of April 30, 2003	F-11

Statement of Operations (unaudited) for the nine month period ended April 30, 2003, the Fiscal year from June 19, 2002 (inception) through July 31, 2002, and cumulative from Inception (June 19, 2002) to April 30, 2003	F-12
Statement of Stockholders' Equity (unaudited) for the period from June 19, 2002 (inception) through April 30, 2003	F-13

Statement of Cash Flows (unaudited) for the nine month period ended April 30, 2003, the Fiscal year from June 19, 2002 (inception) through July 31, 2002, and cumulative from Inception (June 19, 2002) to April 30, 2003	F-14
Notes to Unaudited Financial Statements	F-15

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
Van Nuys Studios, Inc.

        We have audited the accompanying balance sheet of Van Nuys Studios, Inc. (a development stage company) as of July 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the period then ended and for the period from June 19, 2002 (inception), to July 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Van Nuys Studios, Inc. as of July 31, 2002 and the results of its operations and its cash flows for the period then ended and from June 19, 2002 (inception), to July 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

        The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company's has not earned any revenue since its inception and has incurred a net loss of $62,534 through July 31, 2002. These factors as discussed in Note 3 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
August 30, 2002

VAN NUYS STUDIOS, INC.
(A development stage company)
BALANCE SHEET
JULY 31, 2002

ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$75,011
Receivable from related party	81,475

156,486
OTHER ASSETS:
Deposit	1,800

$158,286

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued expenses	$800
COMMITMENTS
STOCKHOLDERS' EQUITY
Preferred stock, .0001 par value, Authorized shares 10,000,000; Issued and outstanding shares -0-	—
Common stock, .0001 par value; Authorized shares 50,000,000; Issued and outstanding shares 8,100,000 shares	—
Shares to be issued	220,020
Deficit accumulated during the development stage	(62,534)

Total stockholders' equity	157,486

$158,286

The accompanying notes are an integral part of these financial statements.

VAN NUYS STUDIOS, INC.
(A development stage company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 19, 2002 (INCEPTION) TO JULY 31, 2002

Net revenue	$—
Operating expenses
Professional fees	44,000
Office rent	1,800
Repairs and maintenance	8,574
Travel	4,000
Entertainment expenses	3,371

Total operating expenses	61,745

Operating loss	(61,745)
Other income: Interest income	11

Loss before income tax	(61,734)
Provision for income tax	800

Net loss	$(62,534)

Basic and diluted net loss per share	(0.01)

Basic and diluted weighted average shares outstanding	8,100,000

The accompanying notes are an integral part of these financial statements.

VAN NUYS STUDIOS, INC.
(A development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JUNE 19, 2002 (INCEPTION) TO JULY 31, 2002

	Common Stock
				Deficit Accumulated during develop- ment stage
	Number of Shares	Amount	Stock to be issued		Total Stockholders' Equity
Balance at June 19, 2002 (inception)	—	$—	$—	$—	$—
Issuance of common stock—founders' shares	8,100,000	—	—	—	—
645,000 Common stock subscribed at $.10 per share	—	—	64,500	—	64,500
1,296,000 Common stock subcribed at $.12 per share	—	—	155,520	—	155,520
Net loss for the period	—	—	—	(62,534)	(62,534)

Balance at July 31, 2002	8,100,000	$—	$220,020	$(62,534)	$157,486

The accompanying notes are an integral part of these financial statements.

VAN NUYS STUDIOS, INC.
(A development stage company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 19, 2002 (INCEPTION) TO JULY 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(62,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in deposit	(1,800)
Increase in accrued expense	800

Net cash used in operating activities	(63,534)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in receivable from shareholder	(81,475)

CASH FLOWS FROM FINANCING ACTIVITIES:
Receipt of cash for shares to be issued	220,020

NET INCREASE IN CASH & CASH EQUIVALENTS	75,011
CASH & CASH EQUIVALENTS, BEGINNING BALANCE	—

CASH & CASH EQUIVALENTS, ENDING BALANCE	$75,011

The accompanying notes are an integral part of these financial statements.

VAN NUYS STUDIOS, INC.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

        Van Nuys Studios, Inc. ("the Company"), is a development stage enterprise incorporated in the State of Delaware on June 19, 2002. The Company has had no significant operations since its inception. The Company's only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan. The Company's intended business is to record talk shows, interviews and other videos items that require minimum movement and people on camera and audio recording. The Company also plans to do business of editing of digital movies for distribution over several channels including the Internet, Television, DVDs and CDs as well as Theater Screens.

        The Company's fiscal year ends on July 31, 2002.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

        The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

        The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 101. Revenue will be recognized when services are rendered. Generally, the Company will extend credit to its customers/clients and would not require collateral. The Company will perform ongoing credit evaluations of its customers/clients. The company did not earn any revenue through July 31, 2002.

Income taxes

        Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Issuance of shares for service

        The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Basic and diluted net loss per share

        Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Fair value of financial instruments

        Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Start-Up Costs

        Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, "Costs of Start-Up Activities," these costs have been expensed as incurred.

Development Stage Enterprise

        The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company's planned principal operations have not commenced and accordingly, no revenue has been derived during this period.

Accounting developments

        SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Adoption of SFAS No. 144 does not have a material impact on the Company's financial statements.

        In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The Company does not anticipate that adoption of SFAS 145 will have a material effect on its earnings or financial position.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.

3.     GOING CONCERN

        As of July 31, 2002, the Company has a limited operating history under its current structure, which raises substantial doubt about the Company's ability to continue as a going concern. The Company's has not earned any revenue since its inception and has incurred a net loss of $62,534 through July 31, 2002. Losses are expected to continue for the immediate future. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

        Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort from inception through the period ended July 31, 2002, towards obtaining additional equity. In this regard, the Company has raised equity of $220,020 under a private placement through July 31, 2002 and raised additional $46,000 subsequent to July 31, 2002, through August 15, 2002.

4.     RECEIVABLE FROM RELATED PARTY

        The Company has a receivable of $81,475 from a related Company, related through family relationship of the president of the Company. The receivable is for cash received for 1,081,000 of common stock subscribed by third party investors net of $43,545 of expenses. Subsequent to July 31, 2002, the Company received $81,475 form the related party.

5.     INCOME TAXES

        No provision was made for Federal income tax. The provision for income taxes consists of the state minimum tax imposed on corporations. Through July 31, 2002, the Company incurred net operating losses for income tax purposes of approximately $58,000. Differences between financial statement and tax losses were immaterial at July 31, 2002. The net operating loss carryforwards may be used to reduce taxable income through the year 2017. Net operating loss for carryforwards for the State of California are generally available to reduce taxable income through the year 2007. The net deferred tax asset balance, due to net operating loss carryforward, as of July 31, 2002 was approximately $23,000. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carrytforward cannot reasonably be assured.

6.     SHAREHOLDERS' EQUITY

        On the formation of the Company, the Company issued 8,100,000 shares to its founders representing the initial capitalization of the Company. The shares were recorded at zero value, as there were no proprietary or any assets in the Company at that time of formation.

        The Company received cash of $95,000 for shares to be issued. Additional $125,020 was subscribed and deposited with a related company, whose President is related to the President of the Company. Through July 31, 2002, the related Company has charged the Company $43,545 for consulting fees and various expenses paid on behalf of the Company (note 9). The Company had net receivable of $81,475 as of July 31, 2002 from the related Company for the subscribed capital (note 4). Total of 645,000 shares are to be issued at $0.10 and 1,296,000 shares at $0.12 per share. None of the shares subscribed for cash were issued as of July 31, 2002 and therefore, have been classified as "Shares to be issued" in the financial statements.

7.     SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

        The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

        The Company has not paid any amount for tax or interest since its inception.

        The Company issued 8,100,000 shares to its founders representing the initial capitalization of the Company for no cash consideration.

8.     COMMITMENT

        The Company leases its facility in Van Nuys, California for a monthly rental of $1,800. The lease agreement is on month-to-month. Since the facility is on short-term lease, all the improvements on the facility have been expenses as repairs and maintenance.

9.     RELATED PARTY TRANSACTIONS

        The Company has a consulting agreement with a related company, whose President is related to the President of the Company. The agreement commenced on June 1, 2002 for six months period. After the termination date, the agreement will renew automatically on a month-to-month basis. The agreement can be terminated by either party, with or without cause, at any time upon 30 days prior written notice to the other party. The services to be rendered are varied and primarily are to help the Company in its development stage. The agreement calls for compensation up to $36,000 at the end of the initial 180 days period. The compensation provided by the Company shall be tied to the extent that the Company uses the Consultant's services within this initial one hundred and eighty days period. The Company has paid $24,000 for the consulting expense during the period ended July 31, 2002. In addition, the Company paid $8,574 of repairs and maintenance costs, $3,600 rent and deposit, and $7,371 of travel and entertainment costs to the related company who incurred the expenses on their behalf.

        The Company has an employment agreement with Alia S. Khan, the President, Secretary and Treasurer of the Company, effective August 1, 2002. This agreement has a term of one year but is renewable for additional years. This agreement provides for Ms. Khan to receive 10% of our gross revenues, provided she is entitled to advances of $3,500 per month for the term of the agreement regardless of whether the Company has any gross revenues or not. There is no severance provision. The agreement allows the Company to terminate Ms. Khan at any time with or without cause.

10.   SUBSEQUENT EVENT

        Subsequent to the balance sheet date, through August 15, 2002, the Company received $46,000 cash for 180,000 shares to be issued at $0.10 and 233,333 shares to be issued at $0.12.

VAN NUYS STUDIOS, INC.
(A development stage company)
BALANCE SHEET
APRIL 30, 2003
(Unaudited)

ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$388
Due from related parties	10,137
Prepaid expense	8,000

18,525
EQUIPMENT, net	22,600

$41,125

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued expenses	$11,000
COMMITMENTS
STOCKHOLDERS' EQUITY
Preferred stock, .0001 par value, Authorized shares 10,000,000; Issued and outstanding shares -0-	—
Common stock, .0001 par value; Authorized shares 50,000,000;
Issued and outstanding shares 8,100,000 shares	—
Shares to be issued	254,020
Deficit accumulated during the development stage	(223,895)

Total stockholders' equity	30,125

$41,125

The accompanying notes are an integral part of these financial statements.

VAN NUYS STUDIOS, INC.
(A development stage company)
STATEMENT OF OPERATIONS
(Unaudited)

	Nine month period ended April 30, 2003	Fiscal year from June 19, 2002 (inception) through July 31, 2002	Cumulative From Inception (June 19, 2002) to April 30, 2003
Net revenue	$—	$—	$—
Operating expenses
Professional fees	113,241	44,000	157,241
Office rent	10,800	1,800	12,600
Software development & web design	12,000	—	12,000
Travel & entertainment	14,284	7,371	21,655
Other expenses	11,253	8,574	19,827

Total operating expenses	161,578	61,745	223,323

Operating loss	(161,578)	(61,745)	(223,323)
Other income (expenses)
Interest income	17	11	28
Other income	1,000	—	1,000

Total other income	1,017	11	1,028

Loss before income tax	(160,561)	(61,734)	(222,295)
Provision for income tax	800	800	1,600

Net loss	$(161,361)	$(62,534)	$(223,895)

Basic and diluted net loss per share	$(0.02)	$(0.01)

Basic and diluted weighted average shares outstanding	8,100,000	8,100,000

The accompanying notes are an integral part of these financial statements.

VAN NUYS STUDIOS, INC.
(A development stage company)

STATEMENT OF STOCKHOLDERS' EQUITY

From June 19, 2002 (inception) through April 30, 2003

(Unaudited)

	Common Stock			Deficit Accumulated during development stage
	Number of Shares	Amount	Stock to be issued		Total Stockholders' Equity
Balance at June 19, 2002 (inception)	—	$—	$—	$—	$—
Issuance of common stock—founders' shares	8,100,000	—	—	—	—
645,000 Common stock subscribed at $.10 per share	—	—	64,500	—	64,500
1,296,000 Common stock subscribed at $.12 per share	—	—	155,520	—	155,520
Net loss for the year from June 19, 2002 through July 31, 2002	—	—	—	(62,534)	(62,534)

Balance at July 31, 2002	8,100,000	—	220,020	(62,534)	157,486
180,000 Common stock subscribed at $.10 per share	—	—	18,000	—	18,000
283,333 Common stock subscribed at $.12 per share	—	—	34,000	—	34,000
Cancellation of 150,000 shares subscribed prior to July 31, 2002 at $.12	—	—	(18,000)	(18,000)
Net loss for the nine month period ended April 30, 2003	—	—	—	(161,361)	(161,361)

Balance at April 30, 2003	8,100,000	$—	$254,020	$(223,895)	$30,125

The accompanying notes are an integral part of these financial statements.

VAN NUYS STUDIOS, INC.
(A development stage company)

STATEMENT OF CASH FLOWS

(Unaudited)

	Nine month period ended April 30, 2003	Fiscal year from June 19, 2002 (inception) through July 31, 2002	Cumulative From Inception (June 19, 2002) to April 30, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(161,361)	$(62,534)	$(223,895)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,758	—	3,758
Decrease (increase) in deposit	1,800	(1,800)	—
Increase in prepaid expense	(8,000)	—	(8,000)
Increase in accrued expense	10,200	800	11,000

Net cash used in operating activities	(153,603)	(63,534)	(217,137)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(26,358)	—	(26,358)
(Increase) decrease in receivables from related parties	71,338	(81,475)	(10,137)

Net cash provided by (used in) investing activities	44,980	(81,475)	(36,495)

CASH FLOWS FROM FINANCING ACTIVITIES:
Receipt of cash for shares to be issued	34,000	220,020	254,020

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(74,623)	75,011	388
CASH & CASH EQUIVALENTS, BEGINNING BALANCE	75,011	—	—

CASH & CASH EQUIVALENTS, ENDING BALANCE	$388	$75,011	$388

CASH PAID FOR:
Interest	$—	$—	$—

Income Tax	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

VAN NUYS STUDIOS, INC.
(A development stage company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS

        Van Nuys Studios, Inc. ("the Company") is a development stage enterprise incorporated in the State of Delaware on June 19, 2002. The Company has had no significant operations since its inception. The Company's only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan. The Company's intended business is to record talk shows, interviews and other videos items that require minimum movement and people on camera and audio recording. The Company also plans to do business of editing of digital movies for distribution over several channels including the Internet, Television, DVDs and CDs as well as Theater Screens.

        The Company's fiscal year ends on July 31st.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The accompanying un-audited condensed interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited financial statements for the fiscal year ended July 31, 2002 was filed on October 03, 2002 with the Securities and Exchange Commission and is hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine-month period ended April 30, 2003 are not necessarily indicative of the results that may be expected for the year ended July 31, 2003.

Cash and cash equivalents

        The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Prepaid expense

        Prepaid expense at April 30, 2003 represents prepaid consulting fees paid to Manhattan West, Inc., a related company for consulting services to be performed during 2003.

Equipment

        Equipment consists of computers. Equipment is carried at cost. Depreciation expense is provided using the straight-line method with estimated lives of five years.

Accrued expenses

        The accrued expenses represent $3,600 accrued rent, $1,600 state tax, $2,500 professional fees and $3,300 for the balance of non refundable engagement fees of $10,000 owed under Co-Marketing agreement (note 7).

Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

        The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 101. Revenue will be recognized when services are rendered. Generally, the Company will extend credit to its customers/clients and would not require collateral. The Company will perform ongoing credit evaluations of its customers/clients. The company did not earn any revenue through April 30, 2003.

Income taxes

        Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Issuance of shares for service

        The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Basic and diluted net loss per share

        Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Since no shares were issued, basic and diluted net loss per share was not presented.

Fair value of financial instruments

        Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying, as financial instruments are a reasonable estimate of fair value.

Start-Up Costs

        Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, "Costs of Start-Up Activities," these costs have been expensed as incurred.

Development Stage Enterprise

        The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company's planned principal operations have not commenced and accordingly, no revenue has been derived during this period.

Accounting developments

        SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. The adoption of SFAS 144 does not have a material effect on the Company's earnings or financial position.

        In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The adoption of SFAS 145 does not have a material effect on the Company's earnings or financial position.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The adoption of SFAS 146 does not have a material effect on the Company's earnings or financial position.

        In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The adoption of SFAS 147 does not have a material effect on the Company's earnings or financial position.

        In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN45 does not have a material effect on the Company's financial position, results of operations, or cash flows.

        In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The adoption of SFAS 148 does not have a material effect on the Company's earnings or financial position.

        On April 30, the FASB issued FASB Statement No. 149 (FAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities. FAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. FAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations or cash flows.

        On May 15, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 (FAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. FAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, FAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. FAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in FAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of FAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

3.     GOING CONCERN

        As of April 30, 2003, the Company has a limited operating history under its current structure, which raises substantial doubt about the Company's ability to continue as a going concern. The Company's has not earned any revenue since its inception and has incurred a net loss of $223,895 through April 30, 2003. Losses are expected to continue for the immediate future. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

        Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort from inception through the period ended April 30, 2003, towards obtaining additional equity. In this regard, the Company has raised equity of $254,020 under Private placement offerings through April 30, 2003.

4.     DUE FROM RELATED PARTIES

        The Company had $4,137 receivables from a related Company, Manhattan West, Inc. (MWI), related through family relationship of the president of the Company, for over reimbursement of expenses paid on behalf of the Company. The amount is due on demand and unsecured.

        The Company has advanced $6,000 to the President of the Company under the Consulting agreement (note 7). The amounts are non-interest bearing, due on demand and unsecured.

5.     INCOME TAXES

        No provision was made for Federal income tax. The provision for income taxes consists of the state minimum tax imposed on corporations. Through April 30, 2003, the Company incurred net operating losses for income tax purposes of approximately $222,000. Differences between financial statement and tax losses were immaterial at April 30, 2003. The net operating loss carryforward may be used to reduce taxable income through the year 2017. Net operating loss for carryforward for the State of California are generally available to reduce taxable income through the year 2007. The net deferred tax asset balance, due to net operating loss carryforward, as of April 30, 2003 was approximately $88,800. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carrytforward cannot reasonably be assured.

6.     SHAREHOLDERS' EQUITY

        On the formation of the Company, the Company issued 8,100,000 shares to its founders representing the initial capitalization of the Company. The shares were recorded at zero value, as there were no proprietary or any assets in the Company at that time of formation.

        During the period ended July 31, 2002, the Company received cash of $95,000 for shares to be issued. Additional $125,020 was subscribed and deposited with Manhattan West, Inc., a related company. The CEO of Manhattan West, Inc., is the brother of the President of the Company. Total of 645,000 shares are to be issued at $0.10 and 1,296,000 shares at $0.12 per share. During the nine-month period ended April 30, 2003, 150,000 shares subscribed at $0.12 per share amounting $18,000 were cancelled. None of the shares subscribed for cash were issued as of April 30, 2003 and therefore, have been classified as "Shares to be issued" in the financial statements.

        During the nine month period ended April 30, 2003, the Company received cash of $18,000 for 180,000 shares of common stock to be issued at $.10 and $34,000 for 283,333 shares of common stock at $.12 per share. None of the shares were issued as of April 30, 2003.

7.     RELATED PARTY TRANSACTIONS AND PREPAID EXPENSE

        The Company has a consulting agreement with a Manhattan West, Inc., which commenced on June 1, 2002 for a six-month period. After the termination date, the agreement will be renewed automatically on a month-to-month basis. The agreement can be terminated by either party, with or without cause, at any time upon 30 days prior written notice to the other party. The companies are related by common officer. The services to be rendered are varied and primarily are to help the Company in its development stage. The agreement calls for compensation up to $36,000 at the end of the initial 180 days period. The compensation provided by the Company shall be tied to the extent that the Company uses the Consultant's services within this initial one hundred and eighty days period. This agreement was terminated on November 30, 2002, by mutual consent of both parties.

        On July 31, 2002, the Company had a receivable of $81,475 from MWI, related through family relationship of the president of the Company. The receivable was for amount deposited with MWI for 1,081,000 of common stock subscribed by third party investors for $125,020 cash, net of $43,545 of expenses.

        During the nine month period ended April 30, 2003, the Company advanced $75,000 to MWI. During the nine month period ended April 30, 2003, the Company received cash of $82,500 from MWI and adjusted the balance due from the related party for the cancelled shares amounting $18,000 initially subscribed with MWI, prepaid expenses for $8,000 and $43,838 for various expenses incurred on behalf of the Company.

        During the nine month period ended April 30, 2003, the Company advanced to the president of the Company $6,000.

        The Company has an employment agreement with Alia S. Khan, the President, Secretary and Treasurer of the Company, effective August 1, 2002. This agreement has a term of one year but is renewable for additional years. This agreement provided for Ms. Khan to receive 10% of our gross revenues and she was entitled to advances of $3,500 per month for the term of the agreement regardless of whether the Company has any gross revenues or not. Effective January 14, 2003, through amendment to the agreement, Ms. Alia Khan is no longer entitled to receive monthly advances. There is no severance provision. The agreement allows the Company to terminate Ms. Khan at any time with or without cause.

        The Company entered into a co-marketing agreement with 1st Step, Inc., a company related through common majority shareholders. The term of the agreement is one year from the date of the agreement of July 25, 2002. The Co-Marketer will be paid a one time non refundable engagement fee of $40,000 and is entitled to receive commissions equal to ten percent of net sales price of the Company and services sold to customers that are referred to the Company by the Co-Marketer. The Company paid $36,700 of the engagement fee in the nine month period ended April 30, 2003 and accrued the remaining balance of $3,300. Through April 30, 2003, the Company has not earned any revenue.

8.     SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

        The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

        The Company has not paid any amount for tax or interest since its inception.

        The Company issued 8,100,000 shares to its founders representing the initial capitalization of the Company for no cash consideration.

9.     COMMITMENT

        The Company leased its facility in Van Nuys, California for a monthly rental of $1,800. The lease agreement was on a month-to-month basis. The lease was terminated in the three month period ended April 30, 2003. Currently, the Company is sharing its office with an affiliate, related through family relationship of the president of the Company. The Company is not being charged any monthly rentals for the office space.

10.   RECLASSIFICATIONS

        Certain prior period amounts have been reclassified to conform to the period ended April 30, 2003 presentation.

DEALER PROSPECTUS DELIVERY OBLIGATION

        Until 90 days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

        The Delaware Corporation Laws and certain provisions of Van Nuys Studios, Inc.'s Articles of Incorporation and Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Articles and Bylaws and to the statutory provisions.

        The specific statute, charter provision, bylaw, contract, or other arrangement which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in their capacity as such, is as follows:

  a.
  Section 145 of the Delaware General Corporation Law (the "GCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

  b.
  Article Eight of our Certificate of Incorporation provides, in part:

  "Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), may, at the option of the Board of Directors, be indemnified by the Corporation to the fullest extent then permitted by Section 145 of the General Corporate Law of the State of Delaware, as the same may be amended and supplemented from time to time, against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him or her in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters that antedate the adoption of this Article EIGHTH. Such right of indemnification, if any, shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person."

  c.
  Section 6.1 of our By-laws provide:

  "The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful."

        The effect of the foregoing is to require Van Nuys Studios, Inc., to the extent permitted by law, to indemnify the officers and directors of our company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Van Nuys Studios, Inc. pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

        The estimated expenses payable by us in connection with the registration of the Shares is as follows:

SEC Registration	$35
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$20,000
Printing Costs	$1,000
Total	$26,035

Item 26. Recent Sales of Unregistered Securities

        On June 19, 2002, we issued a total of 8,100,000 shares as follows: We issued 2,000,000 shares to Alia S. Khan, 3,000,000 shares to Abdul S. Khan, 1,500,000 shares to Manhattan Capital Partners, LLC, 600,000 shares to Rowley Corporation, 100,000 shares to ZT Global, Inc., and 900,000 shares to Samar Khan. These shares were founder's shares and were issued for no consideration at our inception. These issuances were exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. These securities are restricted securities as defined in Rule 144 of the Act.

        From June 28, 2002 to September 20 2002, we completed a private placement of our common stock to 37 investors. The Company sold 825,000 shares at $.10 per share to 17 of these investors and 1,579,333 shares at $.12 per share to 20 investors. In all we sold 2,404,333 shares for a total of $272,020 in this private placement. Subsequently, we cancelled 150,000 shares sold in this private placement due to non-payment of the purchase price for these shares by 2 investors. This private placement was exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering and pursuant to Rule 506 of Regulation D adopted under the Act. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act. All investors in the private placement were accredited investors as that term is defined in Rule 501 of Regulation D. Each investor completed a Stock Purchase Agreement in which he or she was required to identify the basis on which he or she qualified as an accredited investor.

Item 27. Exhibits

Exhibits
3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Opinion of Oswald & Yap**
10.1	Officer Services Agreement, dated July 1, 2002*
10.2	Rental Agreement, dated July 31, 2002*
10.3	Co-Marketing Agreement, dated July 25, 2002*
10.4	Amendment to Officer Services Agreement, dated January 14, 2003*
10.5	Consulting Agreement, dated June 1, 2002*
10.6	Form of Subscription Agreement used in Regulation D Private Placement*
10.7	Form of Subscription Agreement initially used in Regulation D Private Placement
23.1	Consent of Oswald & Yap***
23.2	Consent of Kabani & Company

*
Already Filed.

**
Will be included by Amendment.

***
Will be included with opinion in Exhibit 5.1

Item 28. Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described above in Item 24, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of the expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes:

  1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (b)
  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (c)
    Include any additional or changed material information on the plan of distribution.

  2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3)
  To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Signatures

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 25, 2003.

Van Nuys Studios, Inc.
By:	/s/ ALIA S. KHAN Alia S. Khan Its: President, Secretary, Treasurer (Principal executive officer and Principal financial and accounting officer)

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SUBJECT TO COMPLETION, DATED JUNE 25, 2003
Van Nuys Studios, Inc.
PROSPECTUS SUMMARY
Van Nuys Studios, Inc.
The Selling Stockholders
How To Contact Us
The Offering
Additional Information
Summary Financial Data
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
TERMS OF THE OFFERING
DIVIDEND POLICY
DESCRIPTION OF BUSINESS
SELECTED FINANCIAL DATA
PLAN OF OPERATION
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SELLING STOCKHOLDERS
DESCRIPTION OF SECURITIES
MARKET FOR COMMON EQUITY
PLAN OF DISTRIBUTION
LEGAL PROCEEDINGS
LEGAL MATTERS
EXPERTS
INDEMNIFICATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
WHERE YOU CAN FIND MORE INFORMATION
VAN NUYS STUDIOS, INC. (A DEVELOPMENT STAGE COMPANY)
INDEPENDENT AUDITORS' REPORT
VAN NUYS STUDIOS, INC. (A development stage company) BALANCE SHEET JULY 31, 2002
VAN NUYS STUDIOS, INC. (A development stage company) STATEMENT OF OPERATIONS FOR THE PERIOD FROM JUNE 19, 2002 (INCEPTION) TO JULY 31, 2002
VAN NUYS STUDIOS, INC. (A development stage company) STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD FROM JUNE 19, 2002 (INCEPTION) TO JULY 31, 2002
VAN NUYS STUDIOS, INC. (A development stage company) STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JUNE 19, 2002 (INCEPTION) TO JULY 31, 2002
VAN NUYS STUDIOS, INC. (A development stage company) NOTES TO FINANCIAL STATEMENTS
VAN NUYS STUDIOS, INC. (A development stage company) BALANCE SHEET APRIL 30, 2003 (Unaudited)
VAN NUYS STUDIOS, INC. (A development stage company) STATEMENT OF OPERATIONS (Unaudited)
VAN NUYS STUDIOS, INC. (A development stage company) STATEMENT OF STOCKHOLDERS' EQUITY From June 19, 2002 (inception) through April 30, 2003 (Unaudited)
VAN NUYS STUDIOS, INC. (A development stage company) STATEMENT OF CASH FLOWS (Unaudited)
VAN NUYS STUDIOS, INC. (A development stage company) NOTES TO UNAUDITED FINANCIAL STATEMENTS
DEALER PROSPECTUS DELIVERY OBLIGATION
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 24. Indemnification of Directors and Officers
  Item 25. Other Expenses of Issuance and Distribution
  Item 26. Recent Sales of Unregistered Securities
  Item 27. Exhibits
  Item 28. Undertakings
Signatures